Exhibit 99.1

UNIVERSAL INSURANCE HOLDINGS, INC. APPOINTS KIMBERLY

COOPER TO BOARD OF DIRECTORS

Fort Lauderdale, FL, January 24, 2017 – Universal Insurance Holdings, Inc. (NYSE: UVE) announced today the addition of Kimberly Cooper, the Company’s Chief Information Officer and Chief Administrative Officer, to its Board of Directors, effective January 19, 2017. The appointment expands the Board of Directors to ten directors, seven of whom are independent. Ms. Cooper will be included in the Company’s proxy statement for election at its 2017 Annual Meeting of Shareholders.

Ms. Cooper joined the Company in 2007 and became Chief Administrative Officer in June 2015 and Chief Information Officer in February 2015. Prior to assuming these roles, Ms. Cooper spent eight years in the Company’s internal audit department, serving as both IT Manager and then IT Audit Director. She managed IT general controls reviews and new application deployment and performed ongoing security and risk awareness training to improve operational efficiencies and ensure ongoing compliance with regulatory requirements. Ms. Cooper has significant experience in information technology, risk management, regulatory compliance and operational efficiency practices.

“We are pleased to welcome Kim to our Board of Directors,” said Sean P. Downes, the Company’s Chairman and Chief Executive Officer. “For the past nine years, Kim has been a tremendous asset to our Company and worked closely with senior management to develop and implement many of the Company’s risk management assessment practices and key IT systems and processes. The Board looks forward to benefiting from Kim’s expertise as we prepare our Own Risk and Solvency Assessment (ORSA) report as required by the National Association of Insurance Commissioners.”

Before joining the Company, Ms. Cooper supervised audit and assurance engagements for Fortune 500 clients in the financial services industry, both domestically and internationally, as part of the systems and process assurance practice at PricewaterhouseCoopers. She is a licensed Certified Information Security Auditor and is Certified in Risk and Information Security Controls. Ms. Cooper holds a Bachelor of Science degree from the University of California, Berkeley.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana, Pennsylvania, Minnesota, Michigan, Alabama and Virginia. American Platinum Property and Casualty Insurance Company (APPCIC), also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. APPCIC is additionally licensed to write Fire, Commercial Multi-Peril, and Other Liability lines of business in Florida. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2015.

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449